Efficacy and Safety of Imetelstat in RBC Transfusion-Dependent (TD) IPSS Low/Int-1 MDS
Relapsed/Refractory to Erythropoiesis-Stimulating Agents (ESA) (IMerge)

Pierre Fenaux1, Azra Raza, MD2, Edo Vellenga, MD3, Uwe Platzbecker4, Valeria Santini, MD5, Irina Samarina6*, Koen Van Eygen, MD7*, Maria Díez-Campelo8*, Mrinal M Patnaik, MD, MBBS9, Laurie Sherman, BSN10, Libo Sun11*, Helen Varsos, MS, RPh11*, Esther Rose11*, Aleksandra Rizo, MD, PhD11 and David P. Steensma, MD12

1Hôpital St Louis, Paris, France; 2Columbia Presbyterian, New York, NY; 3UMCG, Groningen, Netherlands; 4Universitätsklinikum Carl Gustav Carus Dresden, Dresden, Germany; 5AOU Careggi-University of Florence, Firenze, Italy; 6Emergency Hospital of Dzerzhinsk, Nizhny Novgorod, Russian Federation; 7AZ Groeninge – Oncology Centre, Kortrijk, Belgium; 8Hosp. Clinico Univ. De Salamanca, De Salamanca, Spain; 9Mayo Clinic Rochester, Rochester, MN; 10Janssen Research & Development, LLC, Spring House, PA; 11Janssen Research & Development, LLC, Raritan, NJ; 12Dana-Farber Cancer Institute, Boston, MA

Background: There are limited treatment options for anemic patients with lower-risk MDS who are relapsed after or are refractory to ESA. Imetelstat is a novel, first-in-class telomerase inhibitor that targets cells with short telomere lengths and highly active telomerase, and has clinical activity in myeloid malignancies (Cancer Res 2014;4:362; NEJM 2015;373:920; NEJM 2015;373:908; BJC 2016;6:e405). Targeting MDS clones with imetelstat may improve outcomes including anemia in MDS patients relapsed/refractory to ESA. We explored the safety and efficacy of imetelstat in RBC TD patients with IPSS Low or Intermediate-1 (Int-1) risk MDS relapsed/refractory to ESA.

Methods: IMerge is an ongoing 2-part, global, multicenter study in TD patients (planned enrollment 200) with Low or Int-1 IPSS risk MDS relapsed/refractory to ESAs and with transfusion requirement of ≥4 units over 8 weeks prior to study entry. ESA-naïve patients with sEPO >500 mU/mL are also eligible. Part 1 is an open- label, single-arm study assessing the efficacy and safety of imetelstat administered IV every 4 weeks at a dose of 7.5 mg/kg. Part 2 is a double-blind, randomized design comparing the efficacy of imetelstat to placebo. The primary endpoint is the rate of RBC transfusion-independence (TI) lasting ≥8 weeks. Key secondary endpoints include safety, rate of ≥24-week TI, time to and duration of TI, and hematologic improvement (HI) rate. Here we report findings from the 32 patients enrolled in Part 1 with a median follow up of 48 weeks.

Results: 29 (91%) patients had ECOG 0–1, median age was 68.5 years. 59% of patients were IPSS Low and 41% Int-1. 13 patients (43%) had sEPO>500 mU/mL. 34% had a cytogenetic abnormality, including 22% with del(5q). Prior treatments for MDS included ESAs (88%), lenalidomide (38%), and decitabine or azacitidine (HMAs) (25%); 56% of patients were both lenalidomide and HMA naïve. Baseline median RBC transfusion burden was 6 units per 8 weeks (range: 4–14). As of May 2017, RBC-TI ≥8-week was achieved in 34% of patients. Median time from treatment initiation to onset of TI was 8 weeks with a median duration of TI of 19 weeks, while 16% of patients achieved ≥24-week TI. 63% of patients achieved erythroid HI; transient platelet improvement was reported for one patient. Of the 13 lenalidomide and HMA naïve patients without del(5q), 54% achieved ≥8-week TI, 31% had ≥ 24-week TI and 69% achieved erythroid HI. TI response was 35% (6/17) and 38% (5/13) in patients with sEPO level ≤500 mU/L and >500 mU/L, respectively. The most frequently reported adverse events were cytopenias, including Grade ≥3 and 4 neutropenia in 66% and 41% of patients, respectively and grade ≥3 and 4 thrombocytopenia in 50% and 19% of patients, respectively. Dose reductions or cycle delays due to adverse events were required for 59% of patients. One patient experienced neutropenic fever and two patients had grade 3 thrombocytopenia concurrent with grade 1 bleeding events both considered related to imetelstat; all recovered without sequelae. 28 patients (88%) had reversible LFT elevations by at least one grade; 4 of these were by 2 grades. Reversible grade 3 elevations were reported in 3 patients.

Conclusions: In IPSS Low/Int-1 RBC transfusion dependent MDS patients relapsed/refractory to ESA, TI was observed in 34% and erythroid HI in 63% with imetelstat therapy. TI response appeared to be independent of sEPO level. Reversible cytopenias were the most frequent adverse events, which were generally manageable with dose reduction or delays. Elevated LFTS were reversible. Patients who were naïve to lenalidomide and HMAs and who lacked del(5q) had a higher rate of durable TI (54%) than other groups, which should be further explored.